EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 333-69951) of AnswerThink Consulting Group, Inc. of our report dated May 21, 1999, relating to the financial statements of CFT Consulting, Inc. which appear in this Current Report on Form 8-K dated September 13, 1999.

/s/ Eaton Honick Pellegrino & McFarland, P.A.

Sarosota, Florida
September 13, 1999